King Pharmaceuticals Contacts: James E. Green, Executive Vice President, Corporate Affairs 423-989-8125 David E. Robinson, Senior Director, Corporate Affairs 423-989-7045

Acura Pharmaceuticals Contact: Peter A. Clemens, SVP Investor Relations & CFO 847-705-7709

KING PHARMACEUTICALS EXERCISES OPTION TO LICENSE
FOURTH OPIOID PRODUCT FROM ACURA PHARMACEUTICALS

-- Opioid Analgesic Product Designed to Deter Abuse --

PALATINE, ILLINOIS, and BRISTOL, TENNESSEE, December 24, 2008 – Acura Pharmaceuticals, Inc. (NASDAQ: ACUR) and King Pharmaceuticals, Inc. (NYSE: KG) today announced that King has exercised its option to license a fourth immediate-release opioid analgesic product candidate utilizing Acura’s proprietary Aversion® Technology.  In connection with the exercise of its option, King paid Acura an option exercise fee of $3.0 million.  Products utilizing Aversion® Technology are designed to deter common methods of prescription drug misuse and abuse.

Along with this fourth opioid product candidate, King and Acura are jointly developing three other opioid analgesic product candidates utilizing Acura’s Aversion® Technology, including Acurox® (oxycodone HCl/niacin) Tablets. All of these product candidates have been licensed by Acura to King pursuant to an October 2007 License, Development and Commercialization Agreement (the “Agreement”). The Agreement provides King with an option to license all opioid analgesic products utilizing Aversion® Technology for development and commercialization in the United States, Canada and Mexico.

About AVERSION® Technology

Aversion® Technology is a patented composition of active and inactive ingredients intended to relieve moderate to severe pain while simultaneously deterring common methods of prescription drug abuse, including intravenous injection of dissolved tablets, nasal snorting of crushed tablets and intentional swallowing of excessive numbers of tablets.

About King Pharmaceuticals, Inc.

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products that complement the Company's focus in specialty-driven markets, particularly neuroscience, hospital and acute care. King strives to be a leader and partner of choice in bringing innovative, clinically-differentiated medicines and technologies to market.

About Acura Pharmaceuticals, Inc.

Acura Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in research, development and manufacture of innovative Aversion® (abuse deterrent) Technology and related product candidates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Acura Pharmaceuticals, Inc. and King Pharmaceuticals, Inc. disclaim any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These risk factors include, but are not limited to, the plans and ability to develop, obtain regulatory approvals, manufacture and commercialize any or all Aversion® Technology opioid product candidates, the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties, and the ability to demonstrate or gain FDA approval of product labeling for the abuse deterrent features and benefits of the product candidates utilizing Aversion® Technology.  You are encouraged to review these and other risks and uncertainties detailed in each Company’s respective 2007 SEC Form 10-K and September 30, 2008 SEC Form 10-Q. When used in this press release, the words "estimate," "project," "anticipate," "expect," "intend," "believe," and similar expressions are intended to identify forward-looking statements.

EXECUTIVE OFFICES

KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

ACURA PHARMACEUTICALS, INC.
616 N. NORTH COURT, PALATINE, ILLINOIS  60067